                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of WAXS INC. of our report dated March 5, 1998 appearing on page 25 of World Access, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, as amended on Form 10-K/A filed on April 27, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
October 5, 1998